                                                                     EXHIBIT 2.2

                     AMENDMENT TO ASSET PURCHASE AGREEMENT
                     -------------------------------------

     This AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment"), made as of this 27th day of May, 1998, by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 (the "Seller"), and UROGEN CORP., a Delaware corporation with offices at 10835 Altman Row, Suite A, San Diego, California, 92121 ("Buyer").

                                   RECITALS

     WHEREAS, the Buyer and the Seller have entered into that Certain Asset Purchase Agreement, dated as of February 28, 1998 (the "Agreement"); and

     WHEREAS, the Buyer and the Seller desire to amend the Agreement to (i) reflect certain changes to the structure of the transaction contemplated by the Agreement, (ii) extend the date for the fulfillment of certain conditions precedent set forth in the Agreement, and (iii) incorporate certain terms and conditions relating to the employment by the Buyer of the Designated Employees, all upon and subject to the terms and conditions of this Amendment; and

     WHEREAS, any capitalized terms not otherwise defined in this Amendment shall bear the meaning ascribed to such terms in the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

                                     TERMS

     As of the date hereof, the Agreement is hereby amended as follows:

     1.  DEFINITIONS.  Section 1.1 of the Agreement shall be amended as follows:

     A. The following defined term shall be inserted into Section 1.1 of the Agreement immediately following the definition of "Authority":

     "Bridge Financing" shall mean shall mean that the Buyer shall have completed a sale or sales of the Buyer's securities of any type whatsoever (whether representing debt or equity), or shall have obtained debt financing, in either case for which the Buyer shall have received, in the aggregate, net proceeds equal to or exceeding $[ * ] following the date of the Agreement and prior to the Closing, excluding (a) the proceeds from any
                                             ---------
     sale or sales of the Buyer's securities of any type whatsoever (whether representing debt or equity) to Baxter or any of Baxter's Affiliates (as that capitalized term is defined in the Investors' Agreement), (b) the proceeds from any sale or sales of the Buyer's securities of any type whatsoever (whether representing debt or equity) to employees, officers, directors, contractors, advisors or consultants of the Buyer pursuant to incentive agreements or plans approved by the Board of Directors of the Buyer, (c) the proceeds from the issuance of any securities upon conversion of, or with respect to, any then outstanding securities of the Buyer or in connection with any stock split, stock dividend or recapitalization, (d) the proceeds from securities issued pursuant to the acquisition of another corporation or entity by consolidation, merger, purchase of assets or other reorganization, (e) the value received from equipment lessors or real property lessors in leasing or other similar debt financing transactions, and (f) proceeds from securities issued to banks, equipment lessors, real property lessors, or the proceeds of other similar debt financing transactions.

     B. The definition of "Buyer Preferred Stock" shall be deleted and the following inserted therefor:

     "Buyer Preferred Stock" shall mean Series A, Series B and Series C Preferred Stock of Buyer, par value $.01, having rights, preferences and designations as set forth on Exhibit A to this Agreement.
                                   ---------

In addition, Exhibit A of the Agreement will be deleted and a new Exhibit A
             ---------                                            ---------
containing forms of the Certificate(s) of Designation for the Series A, Series B and Series C Preferred Stock of Buyer will be substituted therefor in the form attached hereto as Exhibit A.
                   ---------

     C. The definition of "Credit Agreement" shall be deleted and the following inserted therefor:

     "Credit Agreement" shall mean a Credit Agreement between the Buyer and the Seller and dated as of the Closing Date in the form attached hereto as Exhibit B.
     ---------

In addition, Exhibit B of the Agreement will be deleted and a new Exhibit B
             ---------                                            ---------
containing a form of Credit Agreement will be substituted therefor in the form attached hereto as Exhibit B.
                   ---------

     D. The definition of "Development Agreement" shall be deleted and the following inserted therefor:

     "Development Agreement" shall mean a Developmental Collaboration Agreement between the Buyer and the Seller and dated as of the Closing Date in the form attached hereto as Exhibit C.
                             ---------

In addition, Exhibit C of the Agreement will be deleted and a new Exhibit C
             ---------                                            ---------
containing a form of Developmental Collaboration Agreement will be substituted therefor in the form attached hereto as Exhibit C.
                                        ---------

     E. The definition of "Distribution Agreement" shall be deleted and the following inserted therefor:

     "Distribution Agreement" shall mean a Distribution Agreement between the Buyer and the Seller and dated as of the Closing Date in the form attached hereto as Exhibit D.
               ---------

In addition, Exhibit D of the Agreement will be deleted and a new Exhibit D
             ---------                                            ---------
containing a form of Distribution Agreement will be substituted therefor in the form attached hereto as Exhibit D.
                        ---------

     F.   A definition of "Employee Lease" will be added as follows:

     "Employee Lease" shall mean an Employee Lease between the Buyer and the Seller and dated as of the Closing Date in the form attached hereto as

     Exhibit E.
     ---------

In addition, Exhibit E of the Agreement will be deleted and a new Exhibit E
             ---------                                            ---------
containing a form of Employee Lease will be substituted therefor in the form attached hereto as Exhibit E.
                   ---------

     G. The following defined terms shall be inserted into Section 1.1 of the Agreement immediately prior to the definition of "Investment Agreement":

     "Investment Milestone" shall mean that the Buyer shall have completed a sale or sales of the Buyer's securities of any type whatsoever (whether representing debt or equity) for which the Buyer shall have received, in the aggregate, net proceeds equal to or exceeding $2,500,000 following the Closing, excluding (a) the proceeds from any sale or sales of the Buyer's
              ---------
     securities of any type whatsoever (whether representing debt or equity) to Baxter or any of Baxter's Affiliates (as that capitalized term is defined in the Investors' Agreement), (b) the proceeds from any sale or sales of the Buyer's securities of any type whatsoever (whether representing debt or equity) to employees, officers, directors, contractors, advisors or consultants of the Buyer pursuant to incentive agreements or plans approved by the Board of Directors of the Buyer, (c) the proceeds from the issuance of any securities upon conversion of, or with respect to, any then outstanding securities of the Buyer or in connection with any stock split, stock dividend or recapitalization, (d) the proceeds from securities issued pursuant to the acquisition of another corporation or entity by consolidation, merger, purchase of assets or other reorganization, (e) the proceeds from securities issued to banks, equipment lessors, real property lessors or the proceeds of other similar debt financing transactions, and
     (f) the proceeds of  the Bridge Financing.

     "Investment Milestone Date" shall mean the date when the Buyer shall achieve the Investment Milestone.

     H. The definition of "Investment Agreement" shall be deleted and the following inserted therefor:

     "Investors' Agreement" shall mean an Investor Rights Agreement between the Buyer, Seller and certain individuals, dated as of the Closing Date, in the form attached hereto as Exhibit F.
                             ---------

In addition, Exhibit F of the Agreement will be deleted and a new Exhibit F
             ---------                                            ---------
containing a form of Investors' Agreement will be attached to the Agreement by the parties in the form attached hereto as Exhibit F.
                                           ---------

     I.   The definition of "Registration Rights Agreement" shall be deleted.

     J. The definition of "Royalty Agreement" shall be deleted and the following inserted therefor:

     "Royalty Agreement" shall mean a Royalty Agreement between the Buyer and the Seller and dated as of the Closing Date in the form attached hereto as Exhibit G.
     ---------

In addition, a new Exhibit G containing a form of Royalty Agreement will be
                   ---------
attached to the Agreement by the parties in the form attached hereto as Exhibit
                                                                        -------
G.
-

     K.   The definition of "Security Agreement" shall be deleted.

     L. The definition of "Seller License Agreement" shall be deleted and the following inserted therefor:

     "Seller License Agreement" shall mean a Technology License Agreement between the Buyer and the Seller and dated as of the Closing Date in the form attached hereto as Exhibit H.
                             ---------

In addition, a new Exhibit H containing a form of Technology License Agreement
                   ---------
will be attached to the Agreement by the parties in the form attached hereto as Exhibit H.
---------

     M. The definition of "Services Agreement" shall be deleted and the following inserted therefor:

     "Services Agreement" shall mean a Services Agreement between the Buyer and the Seller and dated as of the Closing Date in the form attached hereto as
     Exhibit I.
     ---------

In addition, a new Exhibit I containing a form of Services Agreement will be
                   ---------
attached to the Agreement by the parties in the form attached hereto as Exhibit
                                                                        -------
I.
-

     N.   The definition of "Stockholders' Agreement" shall be deleted.

     O. The definition of "Transaction Documents" will be deleted and the following inserted therefor:

     "Transaction Documents" shall mean the following:

          (i)    the Credit Agreement;
          (ii)   the Development Agreement;
          (iii)  the Distribution Agreement;
          (iv)   the Employee Lease;
          (v)    the Investors' Agreement;
          (vi)   the Royalty Agreement;
          (vii)  the Seller License Agreement;
          (viii) the Services Agreement; and
          (ix) each of the other agreements, documents and instruments being, or to be, executed in connection with the transactions contemplated hereunder.

     2. CONFORMING CHANGES. Each time any of the following old defined terms (as defined in the original Agreement) is otherwise utilized in the Agreement or any of the other Transaction Documents, such terms shall be deleted and the following new defined terms (as defined in this Amendment) shall be substituted therefor:

Old Defined Term                New Defined Term       Agreement Cross Reference
----------------                ----------------       -------------------------

"Stockholders' Agreement"       "Investors' Agreement"  (S)(S)3.20, 4.5
"Common Stock Consideration"    "Stock Consideration"   (S)(S)4.5, 5.1(B)(iii), 7.2(i)

In addition, the phrase "financing of $[ * ] or more from a third party" in
Section 6.2(E) of the Agreement shall be deleted and the defined term "Bridge Financing" shall be substituted therefor.

     3. PURCHASE AND SALE. Section 2.1 of the Agreement shall be deleted and the following inserted therefor:

          2.1  Purchase and Sale. (a)  Except for the tangible Assets (which
               -----------------
     shall initially be leased to the Buyer pursuant to the terms and conditions of the Services Agreement), and in reliance on the representations and warranties contained herein and subject to all of the terms and conditions hereof, the Seller hereby agrees to sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to the Buyer, and the Buyer agrees to purchase from the Seller, on the Closing Date, all of the Seller's right, title and interest in and to the Other Assets.

          (b) With respect to the tangible Assets, Seller shall retain title to and hold the tangible Assets at the Round Lake Facility from the date of Closing through the date of termination of the lease of tangible Assets under the Services Agreement (the "Tangible Asset Transfer Date"), which Tangible Asset Transfer Date shall not be later than December 31, 1998. At least sixty (60) days prior to the Tangible Asset Transfer Date, Buyer shall direct Seller in writing to deliver such tangible Assets to Buyer at Buyer's specified location in California ("Buyer's Notice of Delivery"). Between the date of this Agreement and the Buyer's Notice of Delivery, the parties shall discuss alternatives to the structure set forth in this
     Section 2.1(b) for Seller's delivery of Seller's rights, title and interest
     --------------
     in and to the tangible Assets on the Tangible Asset Transfer Date to Buyer on terms which are mutually agreeable and beneficial to the parties. Subject to the satisfaction of the relevant terms and conditions of the Services Agreement on or before the Tangible Asset Transfer Date, Buyer's Notice of Delivery shall become effective on the Tangible Asset Transfer Date and shall specify the method of delivery. Subject to the satisfaction of the relevant terms and conditions of the Services Agreement on or before the Tangible Asset Transfer Date, on the Tangible Asset Transfer Date, Seller shall sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to the Buyer, and the Buyer shall purchase from the Seller, all of the Seller's right, title and interest in and to the tangible Assets. The tangible Assets will be delivered by Seller FOB the Round Lake Facility, per Buyer's Notice of Delivery, on the Tangible Asset Transfer Date. Until the tangible Assets are delivered to Buyer as provided for in this Section 2.1(b), pursuant to the terms and
                                   --------------
     conditions of the Services Agreement, the Seller shall be responsible for storing and maintaining the tangible Assets and the Buyer shall reimburse the Seller for such storage and maintenance. Buyer and Seller shall bear equally the Fully Loaded Costs for de-installing, packing and shipping the tangible Assets to Buyer.

          (c) With respect to the Intellectual Property Assets, Seller (and/or Seller's parent corporation, Baxter International Inc.) shall retain title to the Intellectual Property Assets and license the Intellectual Property Assets from the date of Closing through the Investment Milestone Date pursuant to the terms and conditions of the Seller License Agreement. Subject to the satisfaction of the relevant terms and conditions of the Seller License Agreement on or before the Investment Milestone Date, on the Investment Milestone Date Seller will assign, transfer and deliver (or cause to be assigned, transferred and delivered) to the Buyer all of the Seller's right, title and interest in and to the Intellectual Property Assets. With respect to this Section 2.1(c) only, the phrase "Seller's
                                  --------------
     right, title and interest in and to the Intellectual Property Assets" shall, with respect to the Intellectual Property Assets, include the right, title and interest of Seller's parent corporation, Baxter International Inc., in and to the Intellectual Property Assets.

     4. PURCHASE CONSIDERATION. Section 2.2 of the Agreement shall be deleted and the following inserted therefor:

          2.2  Purchase Consideration. In consideration of the licensing,
               ----------------------
     leasing, sale, assignment and transfer of the Assets pursuant to Section
                                                                      -------
     2.1 hereof, Buyer agrees to issue to the Seller the following securities of
     ---
     the Buyer as follows:

          (a) On the Tangible Asset Transfer Date, Buyer shall issue to the Seller (i) 1,768,319 shares of Buyer Common Stock (equitably adjusted for any stock dividend, stock split, combination of shares, reclassification or other similar event affecting such shares between the Closing Date and the Tangible Asset Transfer Date), and (ii) 325 shares of Buyer's Series A Preferred Stock (equitably adjusted for any stock dividend, stock split, combination of shares, reclassification or other similar event affecting such shares between the Closing Date and the Tangible Asset Transfer Date);

          (b) At Closing, Buyer shall issue to the Seller 5,444 shares of Buyer's Series A Preferred Stock, or such greater number of shares of Buyer's Series A Preferred Stock (including fractional shares) such that immediately following the Closing the Buyer Common Stock issuable to Seller pursuant to Section 2.2(a) above plus the Buyer Common Stock issuable to
                 --------------       ----
     Seller pursuant to Section 2.2(c) below plus the number of shares of Buyer
                        --------------       ----
     Common Stock issuable to Seller upon conversion of the Buyer's Series A Preferred Stock issued to Seller pursuant to Section 2.2(a) above and this
                                                  --------------
     Section 2.2(b) shall represent (assuming for the purposes of this
     --------------
     calculation that all of the Buyer Common Stock issuable to Seller pursuant to Section 2.2(a) above and Section 2.2(c) below was issued to Seller at
        --------------           --------------
     Closing and that all of the Buyer's Series A Preferred Stock issued to Seller pursuant to Section 2.2(a) above and this Section 2.2(b) had been
                        --------------                --------------
     converted into Buyer Common Stock at Closing) fifty percent (50%) of the outstanding shares of Buyer Common Stock on a fully diluted basis (without adjustment for options granted by the Buyer's Board of Directors to Hired Designated Employees and employees of Buyer on June 17, 1998, and subject to such percentage being adjusted downward as a result of the Bridge Financing (subject to Section 2.2(e) below): provided, however, that
                           --------------          --------  -------
     Seller shall have previously approved, in its sole discretion, the Bridge Financing; and

          (c) Within five (5) days of the closing of a transaction under which any Dilutive Bridge Financing Securities (as defined below in Section
                                                                   -------
     2.2(e)) are issued, and under which an adjustment occurs in the number of
     ------
     shares of Common Stock deemed issued or issuable that is greater than 1000 shares of Buyer Common Stock, Buyer shall deliver to Seller a certificate representing the number of shares of Buyer Common Stock due Seller under the formula set forth below in Section 2.2(e)(bb) (the "Adjustment").

          (d) The Buyer Common Stock and the Buyer's Series A Preferred Stock issued or issuable to Seller pursuant to Sections 2.2(a) through (c) above
                                              ---------------         ---
     are hereinafter referred to as the "Stock Consideration" or "Purchase Consideration".

          (e) Notwithstanding any provision of this Agreement to the contrary, the parties agree that in the event of the issuance of any securities (including any Buyer Common Stock, preferred stock, warrants, options, debentures, notes, or any other securities or debt convertible into Buyer Common Stock) by the Buyer in connection with the Bridge Financing, which
     (i) in the case of Buyer Common Stock shall be purchased for less than one dollar ($1.00) per share of Buyer Common Stock, (ii) in the case of warrants or options shall have an exercise price of less than one dollar ($1.00) per share of Buyer Common Stock, or (iii) in the case of securities or debt convertible into Buyer Common Stock, shall convert into Buyer Common Stock at a conversion price of less than one dollar ($1.00) per share of Buyer Common Stock (collectively the "Dilutive Bridge Financing Securities"): (aa) The number of shares of Buyer Common Stock and Buyer's Series A Preferred Stock issuable to Buyer pursuant to Section 2.2 (b) above shall be adjusted to reflect only the portion of such Dilutive Bridge Financing Securities set forth in the formula in clause (bb) below; and
     (bb) the number of shares of Buyer Common Stock issued or issuable pursuant to such Dilutive Bridge Financing Securities shall be deemed to have been issued immediately prior to Closing for the purposes of calculating that "fifty percent (50%) of the outstanding shares of Buyer Common Stock" pursuant to Section 2.2(b) above, shall be determined according to the following formula:

          Number of shares of Buyer Common Stock deemed issued or issuable pursuant to such Dilutive Bridge Financing Securities= 1-A x B (rounded down to the nearest whole number)

          Where:

          A = the price per share of Buyer Common Stock or the exercise price or conversion price (as applicable) of each individual Dilutive Bridge Financing Security, as expressed as a fraction of a dollar (i.e., $0.70 = .7); and
                ----

          B = the number of Dilutive Bridge Financing Securities issued at that price.

     5. PAYMENT. Section 2.3 of the Agreement shall be deleted and the following inserted therefor:

          2.3  Payment.  (a)  At the Closing provided for in Section 2.5
               -------                                       -----------
     hereof, the Buyer shall deliver to the Seller certificates representing the Stock Consideration set forth in Sections 2.2(b) above and such
                                      --------------
     certificates shall bear the legends set forth in the Investors' Agreement.

          (b) On the Tangible Asset Transfer Date, the Buyer shall deliver to the Seller certificates representing the Stock Consideration set forth in
     Section 2.2(a) above and such certificates shall bear the legends set forth
     --------------
     in the Investors' Agreement.

          (c) Within five (5) days of the closing of a transaction under which any Dilutive Bridge Financing Securities are issued, and under which an adjustment occurs in the number of shares of Common Stock deemed issued or issuable that is greater than 1000 shares of Common Stock pursuant to
     Section 2.2(c) above, the Buyer shall deliver to the Seller certificates
     --------------
     representing the Stock Consideration set forth in Section 2.2(c) above and
                                                       --------------
     such certificates shall bear the legends set forth in the Investors' Agreement.

     6. LIABILITIES. Section 2.4 of the Agreement shall be amended to add a new subsection (D) immediately following subsection 2.4(C) as follows:

          (D)  Post-Closing Liabilities. Notwithstanding Sections 2.4(A) through
               ------------------------
     2.4(C) inclusive to the contrary, with respect to (1) tangible Assets to be
     ------
     transferred to the Buyer on the Tangible Asset Transfer Date pursuant to
     Section 2.1(b) above, (2) Intellectual Property Assets to be transferred to
     --------------
     the Buyer on the Investment Milestone Date pursuant to Section 2.1(c)
                                                            --------------
     above, and (3) employees of Seller who shall be leased by Seller to the Buyer pursuant to the Employee Lease, Buyer shall not assume nor be liable for any liabilities with respect to such Assets or employees pursuant to Sections 2.4(A) through 2.4(C) on or after the Closing Date, whether or not
     ---------------         ------
     such liabilities constitute "Assumed Liabilities", except as follows:

          (a) With respect to the tangible Assets to be transferred to the Buyer on the Tangible Asset Transfer Date pursuant to Section 2.1(b) above,
                                                           --------------
     Buyer shall (i) assume and be liable for any liabilities with respect to such Assets to the extent set forth in and as set forth in the Services Agreement between the Closing and the Tangible Asset Transfer Date and (ii) upon the transfer of such Assets to Buyer pursuant to Section 2.1(b)
                                                           --------------
     above, on and after the Tangible Asset Transfer Date assume and be liable for any liabilities with respect to such Assets to the extent provided for under this Agreement as if such Assets were transferred to the Buyer under this Agreement on the Closing Date (subject to any reallocation of such liabilities pursuant to the Services Agreement for the period between the Closing and the Tangible Asset Transfer Date);

          (b) With respect to the Intellectual Property Assets to be transferred to the Buyer on the Investment Milestone Date pursuant to
     Section 2.1(c) above, Buyer shall (i) assume and be liable for any
     --------------
     liabilities with respect to such Assets to the extent set forth in and as set forth in the Seller License Agreement between the Closing and the Investment Milestone Date and (ii) upon the transfer of such Intellectual Property Assets to Buyer pursuant to Section 2.1(c) above, on and after the
                                          --------------
     Investment Milestone Date shall assume and be liable for any liabilities with respect to such Assets to the extent provided for under this Agreement as if such Assets were transferred to the Buyer under this Agreement on the Closing Date (subject to any reallocation of such liabilities pursuant to the Seller License Agreement for the period between the Closing and the Investment Milestone Date); and

          (c) With respect to employees of Seller who shall be leased by the Seller to the Buyer pursuant to the Employee Lease, Buyer shall (i) assume and be liable for any liabilities with respect to such employees to the extent set forth in and as set forth in the Employee Lease between the Closing and the date of the termination of the Employee Lease (the "Employee Lease Termination Date"), which Employee Lease shall terminate not later than December 31, 1998, and (ii) on and after the Employee Lease Termination Date shall assume and be liable for any liabilities with respect to any "Hired Designated Employees" (as that term is defined below in Section 16.11B) to the extent set forth in and as set forth in Section
        --------------                                                 -------
     16.11B below.
     ------

     7. CLOSING. Section 2.5 of the Agreement shall be amended to delete the phrase "The closing of the purchase and sale of the Assets hereunder" and the following phrase shall be inserted and substituted therefor:

     The (a) closing of the purchase and sale of the Other Assets (except for the tangible Assets to be transferred to the Buyer on the Tangible Asset Transfer Date pursuant to Section 2.1(b) above) and (b) and the execution
                               --------------
     and delivery of the Transaction Documents

     8. REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of the Seller contained in Article 3 of the Agreement shall be amended as follows:

     (A) In the fifth to last line of Section 3.2, the phrase "or sublicensed to" shall be deleted and the following inserted therefor: ", leased to, or licensed or sublicensed to".

     (B)  The phrase "Schedule 3.7(H) contains a list and description of all
                      ---------------
          Patents" in Section 3.7(H) shall be deleted and the following inserted therefor: "Schedules 3.7(A), 3.7(B), 3.7(C) and 3.7(D), and items b
                     ----------------  ------  ------     ------
          and c of the Definition of "Assets"
          in Section 1.1 above, list all material Intellectual Property Assets
             -----------
          (other than any Intellectual Property Rights relating to the Biologics)".

     9.  VALID ISSUANCE OF BUYER COMMON STOCK AND BUYER'S PREFERRED STOCK.
Section 4.5 of the Agreement will be amended to delete the second sentence thereof and to insert and substitute the following therefor:

     Immediately following issuance at Closing, and subject to Section 2.2(e)
                                                               --------------
     above, the Buyer Common Stock issuable to Seller pursuant to Section 2.2(a)
                                                                  --------------
     above plus the Buyer Common Stock issuable to Seller pursuant to Section
           ----                                                       -------
     2.2(c) above plus the number of shares of Buyer Common Stock issuable to
     ------       ----
     Seller upon conversion of the Buyer's Series A Preferred Stock issued to Seller pursuant to Sections 2.2(a) and (b) above shall represent (assuming
                        -----------------------
     for the purposes of this calculation that all of the Buyer Common Stock issuable to Seller pursuant to Section 2.2(a) above and Section 2.2(c)
                                    --------------           --------------
     above was issued to Seller at Closing and that all of the Buyer's Series A Preferred Stock issued to Seller pursuant to Section 2.2(a) and Section
                                                  --------------      -------
     2.2(b) above had been converted into Buyer Common Stock at Closing) fifty
     ------
     percent (50%) of the outstanding shares of Buyer Common Stock on a fully diluted basis (without adjustment for options granted by the Buyer's Board of Directors to Hired Designated Employees and employees of Buyer on June 17, 1998, and subject to such percentage being adjusted downward as a result of the Bridge Financing).

     10. LABOR RELATIONS. Section 4.15 of the Agreement shall be amended to delete the phrase "__ employees" contained in the first line thereof and to insert and substitute therefor "one (1) employee".

     11. COVENANTS OF BUYER. Section 5.1(B)(iii) shall be amended to delete the phrase "the Seller's Common Stock Consideration to less the percentage of the outstanding Buyer Common Stock determined pursuant to the provisions of Section
                                                                        -------
2.2" and to insert and substitute the following therefor:
---

     the Buyer Common Stock issuable to Seller pursuant to Section 2.2(a) above
                                                           --------------
     plus the Buyer Common Stock issuable to Seller pursuant to Section 2.2(c)
     ----                                                       --------------
     above plus the number of shares of Buyer Common Stock issuable to Seller
           ----
     upon conversion of the Buyer's Series A Preferred Stock issuable to Seller pursuant to Sections 2.2(a) and (b) (assuming for the purposes of this
                 -----------------------
     calculation that all of the Buyer Common Stock issuable to Seller pursuant to Section 2.2(a) above and Section 2.2(c) above was issued to Seller at
        --------------           --------------
     Closing and that all of the Buyer's Series A Preferred Stock issuable to Seller pursuant to Section 2.2(a) and Section 2.2(b) above had been
                        --------------      --------------
     converted into Buyer Common Stock at Closing) to less than fifty percent (50%) of the outstanding shares of Buyer Common Stock on a fully diluted basis, without adjustment for options granted by the Buyer's Board of Directors to

     Hired Designated Employees and employees of Buyer on June 17, 1998, and subject to such percentage being adjusted downward as a result of the Bridge Financing (subject to Section 2.2(e) above).
                                  --------------

     12.  PROVISIONS RELATING TO BUYER'S EMPLOYMENT OF DESIGNATED EMPLOYEES.

     (A) In Section 5.1(B)(iv), Section 5.1(D) and Section 6.3(C), the phrase "subsequent to the Closing" shall be deleted and the phrase "subsequent to the Employee Lease Termination Date" will be inserted and substituted therefor. In addition, in Section 5.2(E), the phrase "by the Closing Date" shall be deleted and the phrase "by the Employee Lease Termination Date" will be inserted and substituted therefor.

     (B) A new Section 16.11 will be added to the Agreement immediately following Section 16.10 of the Agreement as follows:

     "16.11 Additional Terms Relating to Designated Employees.  Notwithstanding
            -------------------------------------------------
     any term, condition or provision of the Agreement to the contrary (including, but not limited to, Section 5.1(B)(iv), Section 5.1(D) and
                                     ------------------  --------------
     Section 5.2(E) of the Agreement), the Buyer and Seller hereby agree as
     --------------
     follows:

     A.   Offers of Employment. Within thirty (30) days following the Closing,
          --------------------
     Buyer shall offer employment to all Designated Employees effective as of the Employee Lease Termination Date and subject to the consummation of the transactions contemplated hereby at the Closing. The terms of employment offered to Designated Employees shall be based on Buyer's existing employment practices and policies, provided that it shall be a term of such offer that each such Designated Employee shall be entitled to receive (1) total compensation and benefits (including bonuses) which are no less generous than those provided by Buyer to similarly-situated employees, (2) severance benefits in accordance with Seller's severance pay plan in effect immediately prior to the Closing as set forth on Schedule 16.11(A)(1)
                                                      --------------------
     attached hereto (the "Severance Pay Policies") in the event that his or her employment is terminated by Buyer within twelve (12) months following the Employee Lease Termination Date, (3) employee stock options to purchase Buyer Common Stock (which employee stock options shall not vest with respect to each Designated Employee until the date the Designated Employee becomes an employee of UroGen on or after the Employee Lease Termination
     Date), and (4) all relocation costs and expenses of, or incurred by, such Designated Employee as a result of his or her employment by Buyer (in accordance with the Buyer's relocation plans or policies, if any). The Seller represents and warrants to the Buyer that the Severance Pay Policies attached hereto as Schedule 16.11(A) are true and correct copies of the
                        -----------------
     Severance Pay Policies as of the Closing.

     B.  Buyer's Assumption of Employee Liability and Indemnity.  Buyer shall
         ------------------------------------------------------
     assume and be solely responsible for the past service liability of Seller under the Severance Pay Policies and as otherwise imposed by law for a period of twelve (12) months following the Employee Lease Termination Date in respect of all Designated Employees who accept employment with the Buyer before, on, or within the twelve (12) month period following the Employee Lease Termination Date (the "Hired Designated Employees"). The Seller represents and warrants to the Buyer that the list of severance benefits payable to, or to be provided to, each of the Designated Employees (as if such Designated Employees' employment with Baxter terminated) under such Severance Pay Policies attached hereto as Schedule 16.11(B) is a true and
                                               -----------------
     correct list of such severance benefits as of the Closing. Notwithstanding any provision contained in Sections 16.11A or B to the contrary, Buyer's
                                ---------------    -
     liability for such severance benefits with respect to Hired Designated Employees under Sections 16.11A and B shall not exceed those severance benefits available under the Severance Pay Policies (including additional service earned with the Buyer) with respect to such Designated Employees. Notwithstanding anything in this Section 16.11B to the contrary, (1) Buyer
                                      --------------
     shall assume responsibility for all accrued liabilities of Seller relating to accrued vacation pay of Hired Designated Employees through the Employee Lease Termination Date, including the responsibility to make immediate cash payments for such accrued amounts at any time on or after the Employee Lease Termination Date to the extent required under applicable law, and (2) Seller shall retain responsibility for all accrued bonuses of Hired Designated Employees through the Employee Lease Termination Date, including the responsibility to make immediate cash payments for such accrued amounts at any time on or after the Employee Lease Termination Date to the extent required under applicable law.

     C.  Benefit Plans and Pension Plans.  Except to the extent otherwise
         -------------------------------
     provided herein, Buyer shall not assume any obligations arising under any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) which Seller maintains relating to any Designated Employee (collectively the "Plans"). The active participation of the Hired Designated Employees in the Plans shall terminate as of the Employee Lease Termination Date (or, if hired by the Buyer after the Employee Lease Termination Date, the date of such Hired Designated Employee's date of hire with the Buyer), in each case except to the extent that any rights under the Plans shall have vested, or may vest upon fulfillment of certain conditions, in accordance with the terms contained therein; provided, however, that each Hired Designated Employee shall be 100% vested in his or her account balances under the Baxter International Inc. and Subsidiaries Incentive Investment Plan (the "Seller's Savings Plan") and in his or her accrued benefits under the Baxter International Inc. and Subsidiaries Pension Plan as of the Employee Lease Termination Date provided that the Hired Designated Employee is employed by the Buyer as of the Employee Lease Termination Date (i.e., full vesting shall not apply to Hired Designated Employees who are not employed by the Buyer as of the Employee Lease Termination Date).

     D.   Buyer's Plans.  Buyer shall provide for the participation, commencing
          -------------
     on the Employee Lease Termination Date for such of the Hired Designated Employees who participated in the Plans prior to the Employee Lease Termination Date, in Buyer's employee benefits plans, provided that for purposes of eligibility to participate and vesting under Buyer's employee benefit plans (but not for purposes of benefit accruals), Buyer shall take any and all action necessary (including amendment of Buyer's employee benefit plans) to recognize each Hired Designated Employee's service with Seller under Buyer's employee benefits plans. No Hired Designated Employee's participation in any of Buyer's employee benefit plans shall be limited or restricted due to a preexisting condition or limitation in such plan.

     E.   Relocation Costs.  In accordance with the Buyer's relocation plans or
          ----------------
     policies, if any, Buyer shall be responsible for, and shall pay all relocation costs and expenses of, or incurred by, each Hired Designated Employee as a result of his or her employment by Buyer."

     13.  POST-CLOSING COVENANTS AND CONDITIONS.

     (A) Section 5.1(F) shall be deleted and a new Section 5.2(I) shall be inserted into the Agreement immediately following Section 5.2(H) as follows:

               (I) Non-Hemophilia Related Expenses. Upon delivery
                   -------------------------------
          of Seller's invoice therefor to Buyer, the amount of all of Seller's reasonable non-hemophilia related expenses incurred by the Unit from January 1, 1998, through Cl Closing shall be credited to Seller against Buyer's first request for Baxter Funding (pursuant to and as that term is defined in the Development Agreement) as of the date of Buyer's first request for Baxter Funding, and shall be deemed to be an advance by Baxter under the Credit Facility Loan (as that capitalized term is defined in the Credit Agreement)) as of the date of Buyer's first request for Baxter Funding; provided, however, that the amount invoiced by
                   --------  -------
          and credited to Seller under this Section 5.2(I) shall
                                            --------------
          not exceed $35,000 of such expenses per month during such period.

     (B) Section 5.2 (A) shall be amended to delete the phrases "sold, assigned, transferred or conveyed", "sale, assignment, transfer, or conveyance", "assignment, constitute a sale, assignment, transfer, or conveyance" and "attempted sale, assignment, transfer, or conveyance" and to insert and substitute therefor, respectively: "sold, assigned, transferred, licensed, leased or conveyed", "sale, assignment, transfer, license, lease or conveyance", "assignment, constitute a sale, assignment, transfer, license, lease or conveyance" and "attempted sale, assignment, transfer, license, lease or conveyance".

     (C) Section 5.2(B) shall be amended to delete the phrase "Subsequent to the Closing" and insert therefor the phrase "Subject to Section 2.1
                                                                  -----------
          above, the Services Agreement and the Seller License Agreement, subsequent to the Closing, the Tangible Asset Transfer Date and the Investment Milestone Date, as applicable".

     (D)  Section 5.2(C) shall be amended to add the phrase "Subject to Section
                                                                        -------
          2.1 above and the Seller License Agreement," to the beginning of the
          ---
          first sentence thereof.

     (E) Section 6.2(E) shall be deleted and the following shall be inserted and substituted therefor:

          (E) Buyer shall have received, as proceeds of the Bridge Financing, at least $[ * ] in cash or currently available funds.

     14.  DELIVERIES OF SELLER.  Section 7.1 shall be amended as follows:

     (A) A subheading "(A)" shall be inserted prior to the phrase "At the Closing" in the first line thereof.

     (B) In item (i) thereof, the phrase "any Included Inventory or other assets constituting Assets" shall be deleted and the phrase "any Other Assets (except for the tangible Assets to be transferred to the Buyer on the Tangible Asset Transfer Date pursuant to Section 2.1(b) above)"
                                                          --------------
          shall be inserted and substituted therefor. In item (vii) thereof, the word "Assets" shall be deleted and the phrase "the Other Assets (except for the tangible Assets to be transferred to the Buyer on the Tangible Asset Transfer Date pursuant to Section 2.1(b) above)" shall
                                                   --------------
          be inserted and substituted therefor. Finally, item (viii) will be deleted, the word "and" will be added to the end of item (vi) following the semi-colon, and item (ix) will be renumbered as item
          (viii).

     (C) New subsections (B) and (C) shall be added at the end of Section 7.1 as follows:

     "(B) Subject to the Services Agreement, on the Tangible Asset Transfer Date, the Seller shall deliver, or cause to be delivered, to the Buyer the following:

     (i) a Bill of Sale from the Seller and from each other entity, if any, which shall then own any tangible Assets to be transferred to the Buyer pursuant to Section 2.1(b) above, with respect to such tangible Assets,
                 --------------
     each to be in a form reasonably satisfactory to the Buyer; and

     (ii) such other executed assignments, bills of sale, endorsements, notices, consents, novations, assurances and such other instruments of conveyance and transfer as counsel for the Buyer shall reasonably request and as shall be effective to vest in the Buyer the Seller's rights, title and interest in the tangible Assets to be transferred to the Buyer pursuant to Section 2.1(b) above.
        -------------

     (C) Subject to the Seller License Agreement, on the Investment Milestone Date the Seller shall deliver, or cause to be delivered, to the Buyer the following:

     (i) such executed assignments, bills of sale, endorsements, notices, consents, novations, assurances and such other instruments of conveyance and transfer as counsel for the Buyer shall reasonably request and as shall be effective to vest in the Buyer the Seller's rights, title and interest in the Intellectual Property Assets; and

     (ii) an executed and notarized assignment of United States patents/patent applications for each United States patent or patent application included in the Intellectual Property Assets, the form of which assignment shall be reasonably satisfactory to the Buyer."

     15.  DELIVERIES OF SELLER.  Section 7.2 shall be amended as follows:

     (A) A subheading "(A)" shall be inserted prior to the phrase "At the Closing" in the first line thereof.

     (B) Section 7.2(v) shall be deleted and the following shall be inserted and substituted therefor:

          (v) (aa) a certificate of the Secretary of the Buyer certifying and including the resolutions of the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, and attesting to the incumbency and signatures of all officers executing any documents in connection with the transactions contemplated by this Agreement and the Transaction Documents; and (bb) a certificate of the chief executive officer and/or the chief financial officer of the Buyer certifying that the transactions contemplated by the Bridge Financing have been consummated, attaching an accurate and detailed description thereof (as well as a statement of the proceeds received in the Bridge Financing), and certifying that the Buyer has received, as proceeds of the Bridge Financing, at least $[ * ] in cash or currently available funds; and

     (C) New subsection (B) shall be added at the end of Section 7.2 as follows:

     "(B) Subject to the Services Agreement, on the Tangible Asset Transfer Date the Buyer shall deliver, or cause to be delivered, to the Seller the shares of Common Stock due at the Tangible Asset Transfer Date to the Seller pursuant to Section 2.2(c) hereof."
                        --------------

     16. INDEMNIFICATION. The second bullet point of Section 8.2(D)(ii) shall be amended to delete references to "Buyer Preferred Stock" and to insert therefor "Buyer's Series B Preferred Stock and/or Series C Preferred Stock".
The third bullet point of Section 8.2(D)(ii) shall be amended to delete references to "Buyer Common Stock" and to insert therefor "Buyer Common Stock and/or Buyer's Series A Preferred Stock". In addition, the following parenthetical shall be added to the end of the second sentence of the third bullet point of Section 8.2(D)(ii): "(for the purposes of the foregoing calculation, the Buyer's Series A Preferred Stock will be valued as if it had been converted into Buyer Common Stock at the time of transfer)".

     17. PERSONAL PROPERTY TAXES. In Section 9(B), the terms "the Closing Date" and "Closing" shall be deleted and the following phrase inserted and substituted therefor: "the date of transfer of the applicable Assets to Buyer (for example, the Investment Milestone Date in the case of the Intellectual Property Assets)".

     18. EXTENSION OF DATE FOR SATISFACTION OF CONDITIONS PRECEDENT. Section 13(B) and Section 13(C) of the Agreement is hereby amended by deleting from each Section the phrase "within 90 days of the date hereof" each time it appears and substituting and inserting therefor "by June 30, 1998".

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

                                   SELLER:

                                   BAXTER HEALTHCARE CORPORATION


                                   By: /s/ Victor W. Schmitt
                                      ------------------------------------
                                   Title: President, Venture Management
                                          --------------------------------


                                   BUYER:

                                   UROGEN CORP.


                                   By: /s/ Paul D. Quadros
                                       -----------------------------------
                                   Title: President and CEO
                                         ---------------------------------